GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY ANNOUNCES
THREE ACQUISITIONS

- Industrial Group Completes Commercial Solutions Acquisition –
- EIS Acquires Specialty Wire and Cable Distributor –
- S. P. Richards Acquires Food Service and Jan/San Distributor –

Atlanta, Georgia, February 3, 2014 — Genuine Parts Company (NYSE: GPC) announced today three acquisitions for its Industrial, Electrical/Electronic and Office Groups.

Effective January 31, 2014, Motion Industries (Canada), Inc. (“Motion Canada”), an indirect wholly-owned subsidiary of the Company’s Industrial Group, Motion Industries (“Motion”), completed the acquisition of all of the issued and outstanding common shares of Commercial Solutions Inc. (“CSI”), as previously announced on December 2, 2013. CSI (TSX: CSA), headquartered in Edmonton, Alberta, is one of Canada’s leading independent national distributors of industrial supplies, including bearings and power transmission products, complete solutions for drilling rigs and industrial and safety supplies. Its customers represent a broad cross-section of industries and are served from 22 locations across Canada and one in the U.S. The Company expects the acquired business to generate approximately $100 million in annual revenues.

Effective February 1, 2014, EIS, the Company’s Electrical/Electronic Material Group, closed on the acquisition of the assets of Electro-Wire, Inc. (“Electro-Wire”). Headquartered in Schaumburg, Illinois, Electro-Wire is a leading North American distributor and contract manufacturer of specialty wire and cable products with four locations in the United States and primarily serving the telecom and transit markets. The Company expects the acquired business to generate annual revenues of approximately $100 million.

Finally, S. P. Richards, the Company’s Office Products Group, has acquired the assets of Garland C. Norris Company, Inc. (“GCN”), also effective February 1, 2014. Headquartered in Apex, North Carolina, GCN is a regional wholesale distributor of Food Service Disposables and Janitorial and Cleaning supplies. The Company expects the acquired business to generate approximately $35 million in annual revenues.

Tom Gallagher, Chairman and Chief Executive Officer of Genuine Parts Company, stated, “We are pleased to have closed on the acquisition of CSI, as we believe they provide Motion with significant growth opportunities across Canada. Likewise, the addition of Electro-Wire and GCN better positions EIS and S. P. Richards, respectively, for future growth. Electro-Wire strengthens the specialty wire and cable capabilities at EIS, and GCN serves to further diversify S. P. Richards’ product offering into complementary, adjacent markets. We want to welcome these fine organizations to the GPC family and we look forward to the contributions they will make to our Company in the years ahead.”

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2012 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts and accessories in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2012 revenues of $13.0 billion.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (770) 612-2044
Sidney G. Jones, Vice President-Investor Relations — (770) 818-4628